SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2003


                           MICRON ENVIRO SYSTEMS, INC.
                           ---------------------------
             (Exact name of registrant as specified in its charter)


NEVADA                                                       98-0202944
------                                                       ----------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

789 West Pender Street, Suite 460
Vancouver, British Columbia, Canada                          V6C 1H2
-----------------------------------                          -------
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code           604-646-6903
                                                             ------------

Commission File Number:  000-30258
                         ---------


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(Former name or former address,                              (Zip Code)
if changed since last report.)



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The  following   information   specifies   forward-looking   statements  of  our
management.   Forward-looking   statements  are  statements  that  estimate  the
happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology such as
"may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable",
"possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms. Actual results may differ materially from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. No assurance can be given that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT
----------------------------------------

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
--------------------------------------------

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP
----------------------------------

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
-----------------------------------------------------

Not Applicable.

ITEM 5. OTHER EVENTS
--------------------

We are tremendously pleased to announce that we have formalized an agreement to earn the right to participate in a proposed 50 oil well drill program in the prolific Kerrobert region of Saskatchewan, Canada, subject to our funding our portion of the drilling costs. The drilling on the next phase of wells is scheduled for mid to late May and will consist of nine oil wells. There have been 10 wells already drilled on this prospect with each of the ten achieving commercial success and were put on-line for production sales earlier this year.

Saskatchewan is one of the largest oil producers in Canada, second only to Alberta. The province produces approximately 20% of total Canadian oil production. Cumulative oil production from Saskatchewan to December 31, 2000 was
3.6 billion barrels. Remaining recoverable reserves are estimated to be 1.2 billion barrels. More than 18,000 active wells in Saskatchewan produce in excess of 400,000 barrels of oil per day. Bernie McDougall, our president stated, "This is a tremendous project for us. It fits our criteria of getting involved with projects that have limited risk and substantial upside potential. This region is one of the most prolific in Canada and with the past success of the first ten wells, we anticipate similar results going forward on this project. This is the kind of project that could add significant revenue and oil reserves for the company in the short term and for years to come."


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





We are also happy to announce that we have retained the services of Mr. David Stadnyk. Mr. Stadnyk has extensive industry knowledge and vast dealings within the oil and gas sector in Canada, especially in the Saskatchewan area. Mr. Stadnyk will add tremendous value to the company as we investigate more projects in Canada that fit our criteria for participation.

We are also conducting due diligence on another large potential gas project also located in Saskatchewan, Canada at this time.

Both wells that were recently completed and put on-line for sales on our Green Ranch Prospect in Texas are producing and are generating revenue. We are in the midst of generating a substantial multi-well program to attempt to exploit the new formation that was discovered while testing the Z2 Well and we are anticipating that the Z3 will commence drilling in the very near term.

Bernie McDougall, our president stated, "There are very few companies out there right now that have the kind of upside leverage that we currently have. We feel that we have tremendous upside potential from current levels since we have a current market cap of less than $900,000; we are about to start a major new 50 well drill program; and we are continuing on with our successful multi well drill program in Texas. When you consider how aggressive our planned drill schedule is, we feel that the value of our company will increase, as the results from the wells are complete. There are few, if any other penny oil and gas stocks trading with a similar market cap as MSEV that have the kind of drill program we have proposed for this year. Having one well now generating oil and gas revenue and another well generative gas revenue and a new proposed 50-well project about to commence, we feel we are firmly on the way to achieving our goal of becoming a mid-range oil and gas company. "

We are an emerging oil and gas company with the goal of becoming a mid-range oil and gas producer that focuses on the North American marketplace.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS
--------------------------------------------------------

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS
----------------------------

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR
-----------------------------

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE
--------------------------------

Not Applicable.














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                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


MICRON ENVIRO SYSTEMS, INC.



/s/ Bernard McDougall
-------------------------------
Bernard McDougall
President & Director

Date:   April 29, 2003



























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